Exhibit 10.16

MODIFICATION OF NOTE AND LOAN DOCUMENTS

This MODIFICATION OF NOTE AND LOAN DOCUMENTS (“Modification”) is made as of the 29th day of January, 2010, between RENFRO PROPERTIES, LLC, a California limited liability company (“Borrower”) and INLAND BANK & TRUST, its successors and assigns (“Lender”).

RECITALS:

A. Borrower previously executed that certain Note (Loan B) dated as of January 29, 2009, in the principal amount of $5,000,000.00 payable to the order of Lender (the “Note”).

B. Borrower has also previously executed or caused the following documents to be executed (the “Loan Documents”) in favor of Lender, all dated as of January 29, 2009 unless otherwise indicated: (i) Mortgage with Assignment of Leases and Rents and Fixture Financing Statement made by Borrower in favor of Lender (as amended, restated or replaced from time to time, the “Mortgage”) encumbering the real property and improvements thereon located at 1702 Springdale Drive, Clinton, South Carolina (the “Premises”); (ii) Assignment of Leases and Rents from Borrower to Lender (the “Assignment”) encumbering the Premises, (iii) a Guaranty (the “Shields Guaranty”) from Kevin A. Shields, individually, to Lender; (iv) a Guaranty (the “Griffin Capital Guaranty”) from Griffin Capital Corporation, a California corporation, to Lender; and (v) a Loan and Security Agreement between Borrower and Lender (the “Loan Agreement”). The Mortgage, the Assignment, the Shields Guaranty, the Griffin Capital Guaranty, the Loan Agreement and any other documents now or hereafter given to evidence or secure payment of this Note or delivered to induce Lender to disburse the proceeds of the Loan, as such documents may hereafter be amended, restated or replaced from time to time, are hereinafter collectively referred to as the “Loan Documents”. Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Loan Agreement.

C. The Note provides for payment of all unpaid principal, all accrued and unpaid interest and all other sums due under the Note or any of the other Loan Documents, if not sooner paid, on January 29, 2010 (the “Maturity Date”).

D. Borrower and Lender have agreed to extend the Maturity Date under the Note and to modify certain repayment terms of the Note, as set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants, agreements, and undertakings contained herein, Borrower and Lender do hereby mutually covenant, agree, and undertake to modify the Note as follows:

1. Extension of Maturity Date. The Maturity Date is hereby extended from January 29, 2010 to July 29, 2010. All references to the “Maturity Date” in the Loan Documents shall mean July 29, 2010.

2. Deletion of Adjusted Prime Rate. The “Adjusted Prime Rate” as set forth in Section 1.1.4. (a) of the Loan Agreement shall be deleted in its entirety and replaced with the following new Section 1.1.4. (a) as follows:

“(a) “Fixed Rate” means: A per annum rate equal to six and one half percent (6.50%) fixed.”

All references to the Adjusted Prime Rate in the Loan Documents shall be replaced with the Fixed Rate.

3. Maturity Date Extension Option. Prior to the Maturity Date, Borrower shall have the option to extend the Maturity Date through January 29, 2011 (the “Maturity Date Extension Option”) upon payment to Lender of a loan extension fee in the amount of $12,500.00 and execution of loan modification documents as required by the Bank in connection with the Maturity Date Extension Option.

4. Loan Fees. Upon execution of this Modification and in consideration for Lender’s agreement to enter into this Modification, Borrower shall pay Lender a loan fee in the amount of $12,500.00.

5. Waiver of Defenses. Borrower acknowledges that Borrower does not have any defenses, offsets, or counterclaims under the Note or the Loan Documents. To the extent that any such defenses, offsets, or counterclaims exist as of the date hereof, they are hereby waived and released in consideration of Borrower’s agreement to amend the Note.

6. Release by Borrower. Borrower hereby releases and forever discharges Lender and its officers, employees, agents, representatives, attorneys, successors, and assigns from any and all claims, causes of action, obligations, demands, costs, damages, and liabilities whatsoever, in law or in equity, whether known or unknown, which Borrower now has or may have had in connection with, relating to, or arising out of the Note, the Loan Documents, or the Premises (as defined in the Mortgage).

7. Authority. Borrower represents and warrants to Lender that: (a) Borrower has duly authorized, executed, and delivered this Modification, the Note, and the Loan Documents; and (b) this Modification, the Note, and the Loan Documents constitute the legal, valid and binding obligations of Borrower and are enforceable in accordance with their terms.

8. No Waiver of Remedies. Lender expressly reserves any and all rights and remedies available to it under this Modification, the Note, and the Loan Documents, and at law and in equity. No failure to exercise, or delay by Lender in exercising, any right, power, or privilege hereunder shall preclude any other or further exercise thereof, or the exercise of any other right, power, or privilege. The rights and remedies provided in this Modification, the Note, and the Loan Documents are cumulative and not exclusive of each other or of any right or remedy provided by law or in equity.

9. Recitals. The recitals are hereby incorporated as terms and conditions of this Modification.

10. Governing Law. This Modification shall be governed by and construed in accordance with the laws of the State of Illinois.

11. Provisions Severable. The unenforceability or invalidity of any provision of this Modification shall not render any other provision of this Modification unenforceable or invalid.

12. Successors and Assigns. This Modification shall be binding upon and shall inure to the benefit of Borrower and Lender and their respective successors and assigns.

13. Captions. The captions at the beginning of the several paragraphs are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

14. Entire Agreement. This Modification embodies and constitutes the entire agreement and understanding between the parties hereto with respect to the transactions contemplated herein, and all prior or contemporaneous agreements, understandings, representations, and warranties are merged into this Modification. The parties hereto expressly acknowledge that they have not relied on any prior or contemporaneous oral or written agreements, understandings, representations, and warranties by the other party in connection with this Modification, except as expressly set forth in this Modification.

15. Force and Effect. Borrower hereby ratifies, re-affirms, and confirms to Lender the Note and the Loan Documents.

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IN WITNESS WHEREOF, Borrower has executed this Modification as of the date first set forth above.

BORROWER:

Renfro Properties, LLC,
a California limited liability company

By:	The GC Net Lease REIT Operating
Partnership, L.P., a Delaware limited
partnership, its Sole Member

By:	The GC Net Lease REIT, Inc., a Maryland
corporation, its General Partner

	By:	/s/ Kevin A. Shields
Kevin A. Shields, President

LENDER:

Inland Bank and Trust

By:	/s/ Jocelyn Urban
Name:	Jocelyn Urban
Its:	Vice President

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